As filed with the Securities and Exchange Commission on September 8, 2008

Registration No. 333-152444

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RX SCRIPTED, INC.
(Name of registrant in its charter)

Nevada	7380	26-1580812
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial	Identification
organization)	Classification Code Number)	No.)

201 Creekvista Drive
Holly Springs, North Carolina 27540
(919) 552-3133
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

Incorp Services, Inc.
375 N. Stephanie Street, Suite 1411
Henderson, Nevada, 89014-8909
(702) 866-2500
 (Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public:
as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To be Registered	Amount Being Registered	Proposed Maximum Price Per Share(1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee

Common Stock	232,500	$0.10	$23,250	$0.93

Total	232,500	$0.10	$23,250	$0.93

(1) The offering price is the stated, fixed price of $0.10 per share until the securities are quoted on the OTC Bulletin Board for the purpose of calculating the registration fee pursuant to Rule 457. This amount is only for purposes of determining the registration fee, the actual amount received by a selling shareholder will be based upon fluctuating market prices once the securities are quoted on the OTC Bulletin Board.

The Registrant hereby amends its Registration Statement, on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

RX SCRIPTED, INC.

RESALE OF
232,500 SHARES OF COMMON STOCK

The selling stockholders listed on page 25 may offer and sell up to 232,500 shares of our common stock under this Prospectus for their own account.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

We have generated limited revenues to date, had a working capital deficit of $23,014 as of April 30, 2008, and cash on hand of $131 as of April 30, 2008, and have budgeted the need for approximately $75,000 of additional funding during the next 12 months to continue our business operations and an additional $175,000 to expand our operations as planned.  If we are unable to raise adequate working capital for fiscal 2009, we will be restricted in the implementation of our business plan.  If this were to happen, the value of our securities would diminish and we may be forced to change our business plan for fiscal 2009, which would result in the value of our securities declining in value and/or becoming worthless.  If we raise an adequate amount of working capital to implement our business plan, we anticipate incurring net losses until a sufficient client base can be established, of which there can be no assurance.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

Each selling stockholder or dealer selling the common stock is required to deliver a current Prospectus upon the sale. In addition, for the purposes of the Securities Act of 1933, as amended, selling stockholders may be deemed underwriters.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS. WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 7, ALONG WITH THE REST OF THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS   _________, 2008

TABLE OF CONTENTS

Prospectus Summary	5
Summary Financial Data	7
Risk Factors	8
Use of Proceeds	14
Dividend Policy	14
Legal Proceedings	14
Directors, Executive Officers, Promoters and Control Persons	14
Security Ownership of Certain Beneficial Owners and Management	15
Interest of Named Experts and Counsel	16
Indemnification of Directors and Officers	17
Description of Business	18
Description of Property	20
Management's Discussion and Analysis of Financial Condition and Results of Operations	21
Certain Relationships and Related Transactions	23
Executive Compensation	24
Corporate Governance	25
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	25
Descriptions of Capital Stock	25
Shares Available for Future Sale	26
Plan of Distribution and Selling Stockholders	27
Market for Common Equity and Related Stockholder Matters	30
Additional Information	30
Legal Matters	30
Financial Statements	F-1
Part II	33

PART I - INFORMATION REQUIRED IN PROSPECTUS

PROSPECTUS SUMMARY

The following summary highlights material information found in more detail elsewhere in the Prospectus. It does not contain all of the information you should consider. As such, before you decide to buy our common stock, in addition to the following summary, we urge you to carefully read the entire Prospectus, especially the risks of investing in our common stock as discussed under "Risk Factors." In this Prospectus, the terms "we," "us," "our," "Company," and "RX Scripted" refer to RX Scripted, Inc., a Nevada corporation, "Common Stock" refers to the Common Stock, par value $0.001 per share, of RX Scripted, Inc.

The Company was incorporated in North Carolina in 2004 as a limited liability company, and converted into a Nevada corporation in December 2007.  Since the Company’s inception in 2004, the Company has planned and executed over 50 medical meetings around the country.  The President and Chief Executive Officer, MaryAnne McAdams, has served as the Company’s only employee since inception.  Our mailing address is 201 Creekvista Drive, Holly Springs, North Carolina 27540, our telephone number is (919) 552-3133, and our fax number is (919) 552-3133.

The Company is an event planning consulting company engaged in the planning and execution of medical meetings and educational programs for nurses, physicians, pharmacists and other healthcare professionals.  We plan to work with pharmaceutical companies and other healthcare education consulting groups to provide complete event planning services.  We plan to provide these services at a discounted rate, while maintaining the highest level of service available in the industry to our customers.  Our goal is to provide each customer with personalized service throughout the planning and event process by assigning each event an Executive Producer (“EP”).  The EP will assume all responsibilities for the event, including regular communication with the client.  RX Scripted offers a variety of event planning services, based on individual customer’s needs.   In May 2006, we lost our largest client and as a result, our revenues dropped sharply.  We did not generate any revenues for the year ended January 31, 2008.

Over the past few years, the medical meeting planning industry has seen many changes.  We believe that the biggest change in the industry is that pharmaceutical and other healthcare agencies are trying to remove themselves from the planning and execution process, in order to comply with new guidelines of the Pharmaceutical Research and Manufacturers of America (“PhRMA”), which were enacted in 2005.  We believe that this provides RX Scripted with a unique opportunity to “fill the gap” between the pharmaceutical/educational companies and their need to continue to provide educational and promotional events.

In order to provide its clients with a single source solution to their event planning needs, RX Scripted offers a wide range of services that encompass the event planning process including general management, concept creation, and execution. RX Scripted believes that its creative talent, personal service, leadership and its willingness to commit capital (funding permitting) to provide an increase in personnel, and to develop or acquire new clients will provide it with a competitive edge in the event planning and consulting industry, of which there can be no assurance.

The following summary is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "Risk Factors."

SUMMARY OF THE OFFERING:

Common Stock Offered:	232,500 shares by selling stockholders

Common Stock Outstanding Before The Offering:	3,232,500 shares

Common Stock Outstanding After The Offering:	3,232,500 shares

Use Of Proceeds:	We will not receive any proceeds from the shares offered by the selling stockholders in this offering.

Offering Price:
The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares, will be willing to pay considering the nature and capital structure of our Company, the experience of our officers and Directors and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of us, or any other objective standard of value. We believe that no shares will be sold by the selling shareholders prior to us becoming a publicly traded company, at which time the selling shareholders will sell shares based on the market price of such shares. We are not selling any shares of our common stock, and are only registering the re-sale of shares of common stock previously sold by us.

No Market:
No assurance is provided that a market will be created for our securities in the future, or at all. If in the future a market does exist for our securities, it is likely to be highly illiquid and sporadic.

Need for Additional Financing:
We have generated limited revenues to date and anticipate the need for approximately $75,000 of additional funding to continue our business operations for the next 12 months and an additional $175,000 to expand our operations, of which there can be no assurance will be raised.  If we are unable to raise the additional funding, the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan.  Even assuming we raise the additional capital we require to continue our business operations, we will require substantial fees and expenses associated with this offering, and we anticipate incurring net losses for the foreseeable future.

Address:	201 Creekvista Drive
Holly Springs, North Carolina 27540

Telephone Number:	(919) 552-3133

SUMMARY FINANCIAL DATA

You should read the summary financial information presented below for the years ending January 31, 2008 and 2007. We derived the summary financial information from our audited financial statements for the years ending January 31, 2008 and 2007 and the unaudited interim financial statements for the three months ended April 30, 2008 and 2007, appearing elsewhere in this Prospectus. You should read this summary financial information in conjunction with our plan of operation, financial statements and related notes to the financial statements, each appearing elsewhere in this Prospectus.

BALANCE SHEET INFORMATION

	April 30, 2008	January 31, 2008

Cash and cash equivalents	$131	$1,959
preciation) Prepaid and other assets	30,000	33,611
Total assets	30,131	35,570
Total liabilities	53,145	48,347
Total stockholders' deficit	23,014	12,777

STATEMENT OF OPERATIONS INFORMATION

	Three Months Ended April 30,		Year Ended January 31,
	2008	2007	2008	2007

Revenues	$-	$-	$-	$5,705
Operating loss	(9,569)	(1,957)	(12,854)	(1,770)
Net loss	(10,237)	(1,957)	(13,751)	(1,900)
Loss per share	(0.00)	(0.00)	(0.01)	(0.00)

RISK FACTORS

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this Prospectus before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

The Company's business is subject to the following Risk Factors (references to "our," "we," "RX Scripted" and words of similar meaning in these Risk Factors refer to the Company):

General

WE REQUIRE ADDITIONAL CAPITAL IN ORDER TO TAKE THE NECESSARY STEPS TO GROW OUR BUSINESS.

Currently, RX Scripted does not have available funds to develop the marketing and advertising materials or fund other operating and general and administrative expenses necessary to grow its business.  Further, the Company does not have the funds available to hire independent contractors.  The Company does have an outstanding Revolving Credit Promissory Note with Kevin McAdams, the husband of the Company’s Chief Executive Officer MaryAnne McAdams (the “Note”) in the amount of $15,000 , however, all $15,000 available under the Note had been borrowed as of the date of this Prospectus.  If we cannot secure additional financing, our growth and operations could be impaired by limitations on our access to capital. There can be no assurance that capital from outside sources will be available, or if such financing is available, that it will be on terms that management deems sufficiently favorable. If we are unable to obtain additional financing upon terms that management deems sufficiently favorable, or at all, it would have a material adverse impact upon our ability to conduct our business operations and pursue our expansion strategy.  As of the date of this Prospectus, we have only limited operations and did not generate any revenues during the year ended January 31, 2008 or during the three months ended April 30, 2008.  In the event we do not raise additional capital from conventional sources, it is likely that we may need to scale back or curtail implementing our business plan, which could cause any securities in the Company to be worthless.

WE HAVE HISTORICALLY GENERATED LIMITED REVENUES AND HAVE NOT GENERATED ANY REVENUES FOR THE PAST TWO YEARS

The Company did not generate any revenue for the year ended January 31, 2008 or the for the three months ended April 30, 2008, and has not generated revenues for the last two fiscal years which is largely due to the fact that we lost our largest client in mid-2006 and the president and Chief Executive Officer, MaryAnne McAdams, went on personal leave shortly thereafter.  Even during the fiscal year ended January 31, 2007, when the Company last had revenues, the revenues totaling $5,705 were insufficient to support the Company’s expenses.  Furthermore, the Company anticipates its expenses increasing in the future assuming the Registration Statement which this Prospectus is a part is declared effective by the Securities and Exchange Commission.  Although, Mrs. McAdams is now fully involved in the day to day operations of the business, as well as the strategy for future growth, the Company does not currently generate any revenues and has only limited operations.  We can make no assurances that we will be able to generate any revenues in the future, that we will have sufficient funding to support our operations and pay our expenses and/or that we will be able to gain clients in the future to build our business operations.  In the even we are unable to generate revenues and/or support our operations, we will be forced to curtail and/or abandon our current business plan and any investment in the Company could become worthless.

SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK ARE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144, DUE TO OUR STATUS AS A “SHELL COMPANY.”

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the prior one year period; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Because none of our securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any securities you purchase in this offering or that we issue to consultants, employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission, an exemption for sales can be relied upon other than Rule 144 and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, you may never be able to sell the shares you purchase in this offering, and it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder or us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless.   Furthermore, as we may not ever cease to be a “shell company,” investors who purchase shares of our securities in this offering may be forced to hold such securities indefinitely.

THE SUCCESS OF THE COMPANY DEPENDS HEAVILY ON MARYANNE MCADAMS AND HER INDUSTRY CONTACTS.

The success of the Company will depend on the abilities of MaryAnne McAdams, the President and Chief Executive Officer of the Company, to generate business from her existing contacts and relationships within the pharmaceutical and healthcare industry.  The loss of Mrs. McAdams will have a material adverse effect on the business, results of operations (if any) and financial condition of the Company.  In addition, the loss of Mrs. McAdams may force the Company to seek a replacement who may have less experience, fewer contacts, or less understanding of the business.  Further, we can make no assurances that we will be able to find a suitable replacement for Mrs. McAdams, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.  The Company does not have an employment agreement with Mrs. McAdams nor any key man insurance on Mrs. McAdams.

OUR “AFFILIATES” WILL CONTINUE TO EXERCISE MAJORITY VOTING CONTROL OVER THE COMPANY FOLLOWING THIS OFFERING AND WILL THEREFORE EXERCISE CONTROL OVER CORPORATE DECISIONS INCLUDING THE APPOINTMENT OF NEW DIRECTORS.

MaryAnne McAdams, our sole Director and officer can vote an aggregate of 1,500,000 shares of our common stock, currently equal to 46.47% of our outstanding common stock, and David M. Loev, our attorney, can vote an aggregate of 1,500,000 shares of our common stock, currently equal to 46.47% of our outstanding common stock.  Therefore, Ms. McAdams and Mr. Loev, our “affiliates” can currently vote 92.94% of our outstanding shares of common stock and will therefore exercise control in determining the outcome of all corporate transactions or other matters, including the election and removal of Directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Any investors who purchase shares will be minority shareholders and as such will have little to no say in the direction of the Company and the election of Directors. Additionally, it will be difficult if not impossible for investors to remove Mrs. McAdams as a Director of the Company, which will mean she will remain in control of who serves as officers of the Company as well as whether any changes are made in the Board of Directors. As a potential investor in the Company, you should keep in mind that even if you own shares of the Company's Common Stock and wish to vote them at annual or special shareholder meetings, your shares will likely have little effect on the outcome of corporate decisions.

OUR SOLE OFFICER AND DIRECTOR HAS OTHER EMPLOYMENT OUTSIDE OF THE COMPANY, AND AS SUCH, MAY NOT BE ABLE TO DEVOTE SUFFICIENT TIME TO OUR OPERATIONS.

MaryAnne McAdams, our sole officer and Director, currently has employment outside of the Company.  As such, Mrs. McAdams only spends approximately 10 hours per week on Company matters and 15 hours per week working as an independent sales consultant to the Pharmaceutical Industry, and as such she may not be able to devote a sufficient amount of time to our operations.  This may be exacerbated by the fact that MaryAnne McAdams is currently our only officer and Director.  If Mrs. McAdams is not able to spend a sufficient amount of her available time on our operations, we may never gain any clients, may not ever generate any revenue and/or any investment in the Company could become worthless.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE RESULTS, MAKING ANY INVESTMENT IN US HIGHLY SPECULATIVE.

We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results.  We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts.  Our current and future expense levels are based largely on our investment plans and estimates of future revenue.  As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

OUR LOSSES RAISE DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

We had cumulative operating losses through April 30, 2008 of $26,014 and had a working capital deficit at April 30, 2008 of $23,014.  These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate revenues, obtain additional financing and/or attain profitable operations. As such, our independent auditors have expressed doubt as to our ability to continue as a going concern in their audited financial statements attached hereto.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or worthless.

OUR INDUSTRY IS HIGHLY COMPETITIVE.

The medical meeting and event planning industry is highly competitive and fragmented. The Company expects competition to intensify in the future. The Company competes in its market with numerous national, regional and local event production companies, many of which have substantially greater financial, managerial and other resources than those presently available to the Company. Numerous well-established companies are focusing significant resources on providing event marketing, design and production services that currently compete and will compete with the Company's services in the future.  Although we believe that there is a need for a “niche” business, such as ours and that can provide logistical expertise at a reduced cost, the Company can make no assurance that it will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our services, will not arise. In the event that the Company cannot effectively compete on a continuing basis or competitive pressures arise, such inability to compete or competitive pressures will have a material adverse effect on the companies business, results of operations and financial condition.

OUR GROWTH WILL PLACE SIGNIFICANT STRAINS ON OUR RESOURCES.

Since mid-2006, when Mrs. McAdams temporarily ceased performing services for the Company (although she remained as a manager of the Company’s predecessor entity, RX Scripted, LLC) to go on personal leave, the Company has had little to no operations.  In November 2007, Mrs. McAdams resumed performing services for the Company, as the Company’s President and Chief Executive Officer.  The Company is currently in the planning stage, with only limited operations, and is currently seeking out potential planning events and sources of revenue, although it has not generated any revenues since the year ended January 31, 2007, and such revenues were insufficient to support its ongoing expenses. The Company's growth, if any, is expected to place a significant strain on the Company's managerial, operational and financial resources as MaryAnne McAdams is our only officer and employee and the Company will likely continue to have limited employees in the future.  Furthermore, assuming the Company receives contracts, it will be required to manage multiple relationships with various customers and other third parties. These requirements will be exacerbated in the event of further growth of the Company or in the number of its contracts. There can be no assurance that the Company's systems, procedures or controls will be adequate to support the Company's operations or that the Company will be able to achieve the rapid execution necessary to successfully offer its services and implement its business plan. The Company's future operating results, if any, will also depend on its ability to add additional personnel commensurate with the growth of its business, if any. If the Company is unable to manage growth effectively, the Company's business, results of operations and financial condition will be adversely affected.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

Our Articles of Incorporation, generally limit our officers' and Directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada Revised Statutes against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a "Proceeding") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he or she is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or Director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions respecting the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the 1933 Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

IF WE BECOME A FULLY REPORTING PUBLIC COMPANY, WE WILL INCUR SIGNIFICANT INCREASED COSTS IN CONNECTION WITH COMPLIANCE WITH SECTION 404 OF THE SARBANES OXLEY ACT, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

If this Registration Statement becomes effective and we become a fully reporting public company, we anticipate incurring significant legal, accounting and other expenses in connection with this status.  The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and new rules subsequently implemented by the SEC have imposed various new requirements on public companies, including requiring changes in corporate governance practices. As such, our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating To the Company’s Securities

WE HAVE NEVER ISSUED CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO ISSUE DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring "penny stocks" and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

WE DO NOT CURRENTLY HAVE A PUBLIC MARKET FOR OUR SECURITIES. IF THERE IS A MARKET FOR OUR SECURITIES IN THE FUTURE, SUCH MARKET MAY BE VOLATILE AND ILLIQUID.

There is currently no public market for our common stock. In the future, we hope to quote our securities on the Over-The-Counter Bulletin Board (“OTCBB”). However, we can make no assurances that there will be a public market for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for event planning services and event venues.

Furthermore, if our common stock becomes quoted on the OTCBB in the future, of which there can be no assurance, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.  Additionally, moving forward we anticipate having a very limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our common stock.  Further, due to the limited volume of our shares which trade and our limited public float, we believe that our stock prices (bid, asked and closing prices) are entirely arbitrary, are not related to the actual value of the Company, and do not reflect the actual value of our common stock (and in fact reflect a value that is much higher than the actual value of our common stock).  Shareholders and potential investors in our common stock should exercise caution before making an investment in the Company, and should not rely on the publicly quoted or traded stock prices in determining our common stock value, but should instead determine value of our common stock based on the information contained in the Company's public reports, industry information, and those business valuation methods commonly used to value private companies.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF PREFERRED STOCK, WHICH SHARES MAY HAVE RIGHTS AND PREFERENCES GREATER THAN OUR CURRENTLY OUTSTANDING COMMON STOCK.

Pursuant to our Articles of Incorporation, we have 100,000,000 shares of common stock and 10,000,000 shares of preferred stock authorized. As of August 15, 2008, we had 3,232,500 shares of common stock issued and outstanding and - 0 - shares of preferred stock issued and outstanding. As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders. Additionally, shares of preferred stock may be issued by our Board of Directors without shareholder approval with voting powers, and such preferences and relative, participating, optional or other special rights and powers as determined by our Board of Directors. As a result, shares of preferred stock may be issued by our Board of Directors which cause the holders to have super majority voting power over our shares, provide the holders of the preferred stock the right to convert the shares of preferred stock they hold into shares of our common stock, which may cause substantial dilution to our then common stock shareholders and/or have other rights and preferences greater than those of our common stock shareholders. Investors should keep in mind that the Board of Directors has the authority to issue additional shares of common stock and preferred stock, which could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock, which we may issue may be exacerbated given the fact that such preferred stock may have super majority voting rights and/or other rights or preferences which could provide the preferred shareholders with voting control over us subsequent to this offering and/or provide those holders the power to prevent or cause a change in control. As a result, the issuance of shares of common stock and/or preferred stock may cause the value of our securities to decrease and/or become worthless.

IF OUR COMMON STOCK IS NOT APPROVED FOR QUOTATION ON THE OVER-THE-COUNTER BULLETIN BOARD, OUR COMMON STOCK MAY NOT BE PUBLICLY TRADED, WHICH COULD MAKE IT DIFFICULT TO SELL SHARES OF OUR COMMON STOCK AND/OR CAUSE THE VALUE OF OUR COMMON STOCK TO DECLINE IN VALUE.

In order to have our common stock quoted on the OTCBB, which is our current plan, we will need to first have this Registration Statement declared effective; then engage a market maker, who will file a Form 15c2-11 with the Financial Industry Regulatory Authority ("FINRA"); and clear FINRA comments to obtain a trading symbol on the OTCBB. Assuming we clear SEC comments and assuming we clear FINRA comments, of which we can provide no assurances, we anticipate receiving a trading symbol and having our shares of common stock quoted on the OTCBB in approximately one (1) to two (2) months after the effectiveness of this Registration Statement. In the event we are unable to have this Registration Statement declared effective by the SEC or our Form 15c2-11 is not approved by the FINRA, we plan to file a 15c2-11 to quote our shares of common stock on the Pink Sheets. If we are not cleared to have our securities quoted on the OTCBB and/or in the event we fail to obtain effectiveness of this Registration Statement, and are not cleared for trading on the Pink Sheets, there will be no public market for our common stock and it could be difficult for our then shareholders to sell shares of common stock which they own. As a result, the value of our common stock will likely be less than it would otherwise due to the difficulty shareholders will have in selling their shares. If we are unable to obtain clearance to quote our securities on the OTCBB and/or the Pink Sheets, it will be difficult for us to raise capital and we could be forced to curtail or abandon our business operations, and as a result, the value of our common stock could become worthless.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the selling shareholders shares of commons stock registered herein.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS, EXECUTIVE OFFICERS,
PROMOTERS AND CONTROL PERSONS

The following table sets forth the name, age and position of our Director and executive officer. There are no other persons who can be classified as a promoter or controlling person of us. Our sole officer and Director is as follows:

Name	Age	Position

MaryAnne McAdams	36	Chief Executive Officer, President, Secretary, Treasurer and Director

MaryAnne McAdams

MaryAnne McAdams served as the manager of our prior operations as a limited liability company, under the name RX Scripted, LLC, from December 2004 to December 2007, when we converted to a Nevada corporation, and has since December 2007, served as our President, Chief Executive Officer, Secretary, Treasurer and Director.  Since April 2008, Mrs. McAdams has served as an independent sales consultant in the pharmaceutical industry, pursuant to which Mrs. McAdams spends approximately 15 hours per week of time.  From August 2003 to November 2004, Mrs. McAdams worked as a sole proprietor in the event planning business.  From July 2002 to July 2003, Mrs. McAdams served as an Oncology Specialty Sales Consultant with Berlex Laboratories.  From September 1999 to July 2002, Mrs. McAdams served as an Oncology Specialty Sales Representative with Immunex Corporation in Seattle, Washington.  From May 1997 to September 1999, Mrs. McAdams served as an Infectious Disease Senior Sales Specialist with Pharmacia & Upjohn in Kalamazoo, Michigan.  From August 1995 to April 1997, Mrs. McAdams served as a Specialty Sales Representative for Dura Pharmaceuticals in San Diego, California.  Mrs. McAdams obtained a Bachelor of Science degree in Education from the University of Georgia in 1994.

Mrs. McAdams is our only employee.  We do not have an employment agreement with Mrs. McAdams. Mrs. McAdams has employment outside of the Company and spends only approximately 10 hours per week on Company matters.

Our Director and any additional Directors we may appoint in the future are elected annually and will hold office until our next annual meeting of the shareholders and until their successors are elected and qualified. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement. Our officers and Directors may receive compensation as determined by us from time to time by vote of the Board of Directors. Such compensation might be in the form of stock options. Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors. Vacancies in the Board are filled by majority vote of the remaining Directors.

Control Persons:

David M. Loev is considered a control person of the Company due to the fact that he beneficially owns 46.4% of our common stock.  As such, Mr. Loev’s biographical information is provided below:

David M. Loev currently manages The Loev Law Firm, PC, which he founded as David M. Loev, Attorney at Law in January 2003, and which changed its name to The Loev Law Firm, PC in January 2007. Prior thereto, Mr. Loev served as a partner at Vanderkam & Sanders, a law firm specializing in corporate/securities matters. Prior thereto, Mr. Loev served as Chief Financial Officer, Treasurer, Secretary and General Counsel of PinkMonkey.com, Inc., an Internet publisher of educational study aids.  Mr. Loev received his law degree from Southern Methodist University in 1997 and received a B.B.A. in accounting from the University of Texas at Austin, Texas in 1992.  Mr. Loev was admitted to the State Bar of Texas in 1997.  Mr. Loev is also a Certified Public Accountant.

In 2005, Mr. Loev was a party to a civil lawsuit filed by the Securities and Exchange Commission (“Commission”) against a former client which he served as outside securities counsel to.   In connection with the lawsuit, the Commission alleged that Mr. Loev violated Sections 5(a) and 5(c) of the Securities Act of 1933, as amended (the “Securities Act”).  While Mr. Loev denied the Commission’s allegations, he chose to settle with the Commission in November 2005 (the “Settlement”), without admitting or denying the Commission’s claims against him, by consenting to the entry into an order enjoining him from violating the securities registration provisions of the Securities Act; ordering him to pay certain amounts in disgorgement and as a civil penalty; and prohibiting him from a) issuing Rule 504 opinions, which opinions provide for the issuance of shares of common stock free of restrictive legend; and b) accepting securities of any issuer whose securities are quoted on the Pink Sheets in consideration for legal or consulting services rendered.

As a result of the lawsuit filed by the Commission referenced above, the Texas State Board of Public Accountancy (the “Board”) filed a complaint against Mr. Loev alleging discreditable acts, violations of Professional Conduct, and conduct indicating a lack of fitness to serve the public as a professional accountant which resulted in an Agreed Consent Order.  In connection with the Agreed Consent Order, Mr. Loev was reprimanded and paid the Board an administrative penalty of $2,500 and $1,496 in administrative costs and agreed to complete four (4) hours of a Board approved ethics course, which has been completed to date.

We do not believe that Mr. Loev’s Settlement or the Agreed Consent Order will have any affect on the Company or on Mr. Loev’s ability to represent us as our securities counsel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table presents certain information regarding the beneficial ownership of all shares of common stock as of August 15, 2008 by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of common stock based on 3,232,500 shares outstanding as of August 15, 2008, (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned (1)
MaryAnne McAdams, CEO, President, Secretary, Treasurer and Director 201 Creekvista Dr. Holly Springs, NC 27540	1,500,000	46.4%
David M. Loev 6300 West Loop South Suite 280 Bellaire, TX 77401	1,500,000	46.4%
All Officers and Directors as a Group (1 person)	1,500,000	46.4%

(1) The number of shares of common stock owned are those "beneficially owned" as determined in accordance with Rule 13d-3 of the Exchange Act of 1934, as amended, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within sixty (60) days through the exercise of any option, warrant or right.

INTEREST OF NAMED EXPERTS AND COUNSEL

This Form S-1 Registration Statement was prepared by our counsel, The Loev Law Firm, PC.  David M. Loev, the manager of The Loev Law Firm, PC, and a control person of the Company (as described above) beneficially owns 1,500,000 shares of our common stock (the “Loev Securities”) and a Convertible Promissory Note, as described in greater detail under “Certain Relationships and Related Transactions,” below.  Neither Mr. Loev nor The Loev Law Firm, PC holds any other interest in the Company other than the Loev Securities and the Convertible Promissory Note.

EXPERTS

The financial statements of the Company as of January 31, 2008 and 2007, included in this Prospectus have been audited by GBH CPAs, PC, our independent auditors, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and Directors from certain liabilities and our Bylaws state that we shall indemnify every (i) present or former Director, advisory Director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a Director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official Capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us.  The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above.  An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.  Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.  The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Overview

The Company was originally incorporated as a North Carolina limited liability corporation on December 30, 2004.  In December 2007, its managers decided it was in the best interests of the limited liability company to convert to a Nevada corporation, and as such, we filed Articles of Conversion on December 5, 2007 to reincorporate in Nevada.  Through the conversion, the sole interest holder of the limited liability company, MaryAnne McAdams, our sole officer and Director, exchanged 100% of the membership interests in the limited liability company for 1,500,000 shares of the Company’s common stock.  Other than the change from a North Carolina limited liability company to a Nevada corporation, the operations of the Company, debts, liabilities, employees and contracts all remained the same.  RX Scripted, Inc. was incorporated in Nevada on December 5, 2007 as a result of the filing of the Articles of Conversion.  Our mailing address is 201 Creekvista Drive, Holly Springs, North Carolina 27540, our telephone number is (919) 552-3133, and our fax number is 919-552-3133.

Business Operations

The Company is an event planning consulting company engaged in the planning and execution of medical meetings and educational programs for nurses, physicians, pharmacists and other healthcare professionals.  We plan to work with pharmaceutical companies and other healthcare education consulting groups to provide complete event planning services.  We plan to provide these services at a discounted rate, while maintaining the highest level of service available in the industry to our customers.  Our goal is to provide each customer with personalized service throughout the planning and event process by assigning each event an Executive Producer (“EP”).  The EP will assume all responsibilities for the event, including regular communication with the client.  While we currently have only one employee, our sole officer and Director, MaryAnne McAdams, in the event we obtain contracts and clients, and funding permitting, we plan to hire additional employees to serve as EP’s on a going forward basis. RX Scripted plans to offer a variety of event planning services, based on our customer’s individual program needs.  As of the date of this Registration Statement, we have had limited to no operations for the past two fiscal years, and did not generate any revenues during the past fiscal year.

Since the Company’s inception in 2004 until May 2006, the Company planned and executed over 50 medical meetings around the country.  In May 2006, the Company lost its largest client and as a result, revenues dropped sharply.  Subsequently in fiscal 2006, MaryAnne McAdams ceased performing services for the Company to go on personal leave, and in the interim, the Company ceased business operations.  In November 2007, Mrs. McAdams once again began performing services for the Company, and the Company is currently in the planning stage of its business development, with limited to no operations.

Over the past few years, the medical meeting planning industry has seen many changes.   The biggest change in the industry is that pharmaceutical and other healthcare agencies are trying to remove themselves from the planning and execution process, in order to comply with new Pharmaceutical Research and Manufacturers of America (“PhRMA”) Guidelines, which were enacted in 2005.  We believe that this provides the Company with a unique opportunity to “fill the gap” between the pharmaceutical/educational companies and their need to continue to provide educational and promotional events.

In order to provide its future clients with a single source solution to their event planning needs, the Company plans to offer a wide range of services that encompass the event planning process including general management, concept creation, and execution. The Company believes that its creative talent, personal service, leadership and its willingness to commit capital to provide an increase in personnel, and to develop or acquire new clients will provide it with a competitive edge.

In July 2008, the Company entered into a verbal agreement with EM Corporation (“EM”), pursuant to which the Company will handle all aspects of EM’s travel planning.  The Company also anticipates handling meeting logistics for EM in the near future.  There are no assurances however that this business relationship will ever become a major revenue source for the Company.  Eddie Morgan, a principal of EM, is the father of MaryAnne McAdams, our sole officer and Director.

Industry and Market Overview

The Company believes that the events industry in the United States is highly fragmented with several local and regional vendors that provide a limited range of services in two main segments: 1) business communications and event management; and 2) meeting, conferences and trade shows. The industry also consists of specialized vendors such as production companies, meeting planning companies, and destination logistics companies that may offer their services outside of the events industry.

The market for pharmaceutical meeting planning services is robust.  According to a report published in April of 2007 by the Healthcare Exhibitors Association, attendance at healthcare meetings is up 13.8 percent since 2001.  We believe that given the recent changes in the regulatory climate in the healthcare industry, the majority of pharmaceutical companies are looking to outside vendors to manage the meetings function and keep them in compliance with regulations.

Principal Products and Services

Our current planned services (which are subject to change) may include:

•	venue prospecting and management,
•	contract negotiation,
•	menu planning,
•	audio/visual equipment rental arrangements,
•	car/limo arrangements for program speaker(s) or attendees (as appropriate),
•	travel/hotel accommodations (as appropriate),
•	attendee registration confirmation with name badges,
•	preparation of an event resume to outline all program details,
•	generation of an electronic flyer (e-flyer) to promote the event,
•	invoice reconciliation,
•	managing RSVP process (as requested):
•	coordination and delivery of relevant materials for program (as requested):
*	communication with fulfillment house regarding specific materials to be delivered for program,
*	coordination and delivery of educational “props” for each program, and
•	regular communication to assess and evaluate planning process and program execution.

Revenue Generation / Management Service Fees

For all events or programs the Meeting Planning and Management Fee will be based on completing all of the above listed activities (as requested) and the number of meeting participants as follows (which fees are subject to change):

<30 participants:	$35/person
31-74 participants:	$33/person
>75 participants:	$30/person

The Meeting Planning and Management Fee for client staff attendees at each program will be as follows (subject to change):

<5 Client attendees:	No Charge
>5 Client attendees:	$150 flat rate

For those meetings where the Company is not processing attendee registrations, there will be a meeting planning fee of 5% of the total meeting costs.

For meetings which are developed and accredited through the Company there is a fee of 15% of the total meeting costs.

We project that the Company will need an additional $250,000 of funding in order to complete its business plan, which amount includes approximately $75,000 which the Company will require for its ongoing operations for the next twelve months.  Some of this funding has already been provided in the form of a loan or line of credit from Kevin McAdams, Mrs. McAdams’ husband (as described below).  The Company also anticipates that assuming the Registration Statement which this Prospectus is a part is declared effective with the Commission; the Company will seek to raise additional debt and/or equity financing to support its ongoing activities.

Intellectual Property

RX Scripted, Inc. owns the rights to the internet domain name, www.rxscripted.com; however, such website is not currently operational and the Company does not anticipate that such website will be operational until the Company can raise additional funds, if ever.  The Company does not own any patents or licenses related to its products or services nor any copyrights or trademarks.

Marketing and Growth Strategy

The major focus of our growth strategy over the next several years will be the development of new customers (pharmaceutical and medical educational companies) and partnerships (continuing education accreditation companies); design and enhancement of our website to enhance the ease of communication to our clients and their customers (meeting attendees), as well as the deployment of independent contractors to increase new business, funding permitting.

We have not entered into any preliminary negotiations or discussions with any new business acquisition targets, nor do we have any definitive agreements in place with any such businesses.  However, if we have adequate funding at some time in the future, of which there can be no assurance, we may take steps to acquire new business targets to expand and increase our operations.  Any such acquisition would require raising substantial additional capital, of which there can be no assurance.

We also plan to fuel our growth through a broader, carefully designed growth strategy that includes utilizing the various contacts that we have within the pharmaceutical industry, as well as building new client relationships, expanding our target list (by utilizing independent contractors) and developing new marketing, advertising and public relations materials, of which there can be no assurance.

EMPLOYEES

As of the date of this Registration Statement, we have only one employee, MaryAnne McAdams, who is not paid any salary or accruing any salary.  Currently, Mrs. McAdams is the Company’s sole officer and Director. Mrs. McAdams has employment separate from the Company’s operations and therefore she is only able to spend a limited amount of time on the Company’s operations.  The Company does not have an employment agreement with Mrs. McAdams.

COMPETITION

Companies in the event planning industry compete based on service breadth and quality, creativity, responsiveness, geographic proximity to clients, and price. Most vendors of outsourced event services in the healthcare industry are large, international corporations which are unable to provide customized, personal service to their smaller clients. We will compete primarily with a large number of national and regional firms as well as specialized vendors such as production companies, meeting planning companies (such as Medpoint Communications and Cardinal Health Communications) and destination logistics companies. Most of these competitors and specialized vendors provide a much larger range of services relative to what we hope to be able to offer to clients in the future, funding permitting.  However, we view this as a competitive advantage.  We plan to specialize in working with smaller pharmaceutical and educational companies.  We believe that we will be able to provide them with a high level of customer service that the larger firms would be unwilling to provide, based on the client’s limited marketing and/or promotional budget.  The Company plans to offer a comprehensive solution to client organizations with the assurance of a high quality of service and the opportunity to form a long-term relationship.

DESCRIPTION OF PROPERTY

The Company’s sole officer and Director, MaryAnne McAdams currently supplies the Company the use of office space in her home free of charge.  The office space encompasses approximately 234 square feet.  Neither the Company nor Mrs. McAdams currently has any plans of seeking alternative arrangements for the Company’s office space and/or changing the terms of the Company’s use of such office space.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our financial statements.

COMPARISON OF OPERATING RESULTS

YEAR ENDED JANUARY 31, 2008 COMPARED TO THE YEAR ENDED JANUARY 31, 2007

We had no revenues for the year ended January 31, 2008, compared to revenues of $5,705 for the year ended January 31, 2007, a decrease in revenues from the prior year of $5,705. The decrease in revenues is attributable to the loss of the Company’s largest client in June 2006, and the fact that the Company’s operations were dormant from approximately July 2006 to November 2007.  The Company has only recently begun limited operations and working to re-establish clients and restart its operations.

We had selling, general and administrative expenses of $12,854 for the year ended January 31, 2008, compared to selling, general and administrative expenses of $7,475 for the year ended January 31, 2007, an increase in selling, general and administrative expenses of $5,379 or 72% from the prior period.  The increase in selling, general and administrative expenses was mainly due to increased spending by the Company during the year ended January 31, 2008 in connection with its efforts to find new clients to replace the June 2006 loss of the Company’s largest client and expenses associated with the conversion to a Nevada corporation, as well as the audit of the financial statements contained herein and various expenses associated with the preparation of a Private Placement Memorandum, which were not present during the prior period.

We had a loss from operations of $12,854 for the year ended January 31, 2008, compared to a loss from operations of $1,770 for the year ended January 31, 2007, an increase in loss from operations of $11,084 from the prior period. The increase in loss from operations was attributable to the $5,705 decrease in revenues and the $5,379 or 72% increase in selling, general and administrative expenses for the year ended January 31, 2008 compared to the year ended January 31, 2007.

We had net other expenses, consisting solely of interest expense, for the year ended January 31, 2008 of $897, compared to net other expenses of $130 for the year ended January 31, 2007, an increase in net other expenses of $767 from the prior year. The increase in net other expenses was due to the Company obtaining an interest bearing line of credit and convertible promissory note during the year ended January 31, 2008 and accordingly incurring interest expense in connection with such notes as described below.

We had a net loss of $13,751 for the year ended January 31, 2008, compared to a net loss of $1,900 for the year ended January 31, 2007, an increase in net loss of $11,851 from the prior year. The increase in net loss was mainly attributable to the decrease in revenue and the increase in selling, general and administrative expenses for the year ended January 31, 2008, compared to the year ended January 31, 2007.

THREE MONTHS ENDED APRIL 30, 2008 COMPARED TO THE THREE MONTHS ENDED APRIL 30, 2007

We had no revenues for the three months ended April 30, 2008 or for the three months ended April 30, 2007.

We had selling, general and administrative expenses of $9,569 for the three months ended April 30, 2008, compared to selling, general and administrative expenses of $1,957 for the three months ended April 30, 2007, an increase in selling, general and administrative expenses of $7,612 or 389% from the prior period.  The increase in selling, general and administrative expenses was mainly due to increased legal and accounting expenses associated with our Private Placement Memorandum, which expenses were not present during the prior period.

We had a loss from operations of $9,569 for the three months ended April 30, 2008, compared to a loss from operations of $1,957 for the three months ended April 30, 2007, an increase in loss from operations of $7,612 or 389% from the prior period. The increase in loss from operations was attributable to the $7,612 or 389% increase in selling, general and administrative expenses for the three months ended April 30, 2008 compared to the three months ended April 30, 2007.

We had net other expenses, consisting solely of interest expense, for the three months ended April 30, 2008 of $668, compared to no net other expenses for the three months ended April 30, 2007, an increase in net other expenses of $668 from the prior year. The increase in net other expenses is due to the Company obtaining an interest bearing line of credit and convertible promissory note during the second half of the year ended January 31, 2008 and accordingly incurring interest expense in connection with these notes.

We had a net loss of $10,237 for the three months ended April 30, 2008, compared to a net loss of $1,957 for the three months ended April 30, 2007, an increase in net loss of $8,280 or 423% from the prior period. The increase in net loss was mainly attributable to the increase in selling, general and administrative expenses and the increase in interest expense for the three months ended April 30, 2008, compared to the three months ended April 30, 2007.

LIQUIDITY AND CAPITAL RESOURCES

We had total assets, consisting solely of current assets of $30,131 as of April 30, 2008, which included cash and cash equivalents of $131 and prepaid and other assets of $30,000, representing the prepaid legal fees note payable to our attorney, David M. Loev.

We had total liabilities consisting solely of current liabilities of $53,145 as of April 30, 2008, which included $4,130 of accounts payable and accrued expenses, $1,565 of accrued interest, related party, $2,950 of advances from related parties and $44,500 of notes payable to related parties in connection with the notes described below.

We had negative working capital of $23,014 and a total accumulated deficit of $26,014 as of April 30, 2008.

We had net cash used in operating activities of $1,828 for the three months ended April 30, 2008, which was due to $10,237 of net loss, partially offset by a $3,611 decrease in prepaid and other assets and a $4,798 increase in accounts payable and accrued expenses.

We had no net cash provided by financing activities during the three months ended April 30, 2008.

On December 12, 2007, the Company entered into a Revolving Credit Promissory Note with Kevin McAdams, the husband of the Company’s Chief Executive Officer, MaryAnne McAdams (the “Note”).  The Note provides us with a $25,000 line of credit, of which $14,500 had been borrowed as of April 30, 2008 and a total of $15,000 had been borrowed as of the date of this Prospectus.  The Note has an interest rate of 4% per annum and matures on December 31, 2008.

On March 11, 2008, with an effective date of September 18, 2007, the Company entered into a Convertible Promissory Note (the “Convertible Note”), with David M. Loev, the Company’s attorney and a significant shareholder of the Company.  The Convertible Note evidenced amounts owed to Mr. Loev pursuant to the engagement agreement entered into between the Company and Mr. Loev on September 18, 2007.  Pursuant to the engagement agreement, Mr. Loev received $5,000 upon the parties’ entry into the engagement agreement, and an aggregate of 1,500,000 shares of the Company’s common stock, which amount of cash and shares have been paid to date, and an additional $30,000 in the form of the Convertible Note.  The engagement agreement provides for Mr. Loev to perform various legal services on the Company’s behalf including the preparation of articles of incorporation, bylaws, organizational minutes, the Private Placement Memorandum and related documents, this Registration Statement to register the shares sold through the Private Placement Memorandum and amendments thereto, as well as various services in connection with responding to FINRA comments in connection with a proposed 15c2-11 filing, as well as general corporate/securities matters requested by the Company.

The Convertible Note bears interest at the rate of seven percent (7%) per annum until paid in full and any past due amounts bear interest at the rate of fifteen percent (15%) per annum.  A total of $2,500 of the amount due under the $30,000 Convertible Note was due five days after the end of the Private Placement Memorandum offering, which amount has been paid to date, and the remaining amount of the Note is due on October 31, 2008.  If not paid in full on October 31, 2008, any accrued and unpaid principal then outstanding can be convertible into shares of the Company’s common stock at the rate of one share of common stock for each $0.10 owed under the Convertible Note.

From May 1, 2008 to July 15, 2008, the Company sold a total of 232,500 shares of common stock for an aggregate of $23,250, to certain investors through a Private Placement Memorandum offering.

The Company estimates the need for approximately $75,000 of additional funding during the next 12 months to continue our business operations and an additional $175,000 to expand our operations as planned.  If we are unable to raise adequate working capital for fiscal 2009, we will be restricted in the implementation of our business plan.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

On December 12, 2007, the Company entered into a Revolving Credit Promissory Note with Kevin McAdams, the husband of the Company’s Chief Executive Officer MaryAnne McAdams (the “Note”).  The Note provides us with a $25,000 line of credit, of which $10,000 had previously been borrowed by the Company as of December 12, 2007, a total of $14,500 had been borrowed as of April 30, 2008, and all $15,000 had been borrowed as of the date of this Prospectus.  The Note has an interest rate of 4% per annum and matures on December 31, 2008.

On March 11, 2008, with an effective date of September 18, 2007, the Company entered into a Convertible Promissory Note (the “Convertible Note”), with David M. Loev, the Company’s attorney and a significant shareholder and “control person” of the Company.  The Convertible Note evidenced amounts owed to Mr. Loev pursuant to the engagement agreement entered into between the Company and Mr. Loev on September 18, 2007.  Pursuant to the engagement agreement, Mr. Loev received $5,000 upon the parties’ entry into the engagement agreement, and an aggregate of 1,500,000 shares of the Company’s common stock, which amount of cash and shares have been paid to date, and an additional $30,000 in the form of the Convertible Note.  The engagement agreement provides for Mr. Loev to perform various legal services on the Company’s behalf including the preparation of articles of incorporation, bylaws, organizational minutes, the Private Placement Memorandum and related documents, a Registration Statement to register the shares sold through the Private Placement Memorandum and amendments thereto, and various services in connection with responding to NASD comments in connection with a proposed 15c2-11 filing, as well as corporate/securities matters requested by the Company.

The Convertible Note bears interest at the rate of seven percent (7%) per annum until paid in full and any past due amounts bear interest at the rate of fifteen percent (15%) per annum.  A total of $2,500 of the amount due under the $30,000 Convertible Note was due five days after the end of the Private Placement Memorandum offering, which amount has been paid to date, and the remaining amount of the Note is due on October 31, 2008.  If not paid in full on October 31, 2008, any accrued and unpaid principal then outstanding can be convertible into shares of the Company’s common stock at the rate of one share of common stock for each $0.10 owed under the Convertible Note.

In July 2008, the Company entered into a verbal agreement with EM Corporation (“EM”), pursuant to which the Company will handle all aspects of EM’s travel planning.  The Company also anticipates handling meeting logistics for EM in the near future.  There are no assurances however that this business relationship will ever become a major revenue source for the Company.  Eddie Morgan, a principal of EM, is the father of MaryAnne McAdams, our sole officer and Director.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year Ended January 31 (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation* ($) (i)	Total ($)(1) (j)
MaryAnne McAdams	2008	-	-	-	-	-	-	-	-
CEO, President, Secretary, Treasurer	2007	-	-	-	-	-	-	$500(2)	$500
and Director	2006	$4,750(2)	-	-	-	-	-	$6,000(2)	$10,750

* Does not include perquisites and other personal benefits in amounts less than 10% of the total annual salary and other compensation. Other than the individual listed above, we had no executive employees or Directors during the years listed above.

(1) No Executive Officer received any bonus, restricted stock awards, options, non-equity incentive plan compensation, nonqualified deferred compensation earnings or any other material compensation since the Company was incorporated, and no salaries are being accrued.

(2) Represents amounts paid by RX Scripted, LLC, which was subsequently converted into RX Scripted, Inc., as discussed herein.

COMPENSATION DISCUSSION AND ANALYSIS

Director Compensation

Our Board of Directors, currently consisting solely of MaryAnne McAdams, does not currently receive any consideration for her services as a Director of the Company.  The Board of Directors reserves the right in the future to award the members of the Board of Directors cash or stock based consideration for their services to the Company, which awards, if granted shall be in the sole determination of the Board of Directors.

Executive Compensation Philosophy

Our Board of Directors, consisting solely of Mrs. McAdams, determines the compensation given to our executive officer, Mrs. McAdams, in her sole determination. As our executive officer currently draws no compensation from us, we do not currently have any executive compensation program in place. Although we have not to date, our Board of Directors also reserves the right to pay our executives a salary, and/or to issue them shares of common stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award certain executives with long-term, stock-based compensation in the future, in the sole discretion of our Board of Directors, which we do not currently have any immediate plans to award.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board of Directors is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board of Directors reviews the Company's internal accounting controls, practices and policies.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value per share (“Common Stock”) and 10,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Stock”).

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine.  Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders.  There is no cumulative voting of the election of Directors then standing for election.  The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption.  Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.  Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board of Directors (“Board of Directors”) prior to the issuance of any shares thereof.  Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the Directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

Options, Warrants and Convertible Securities

We have no options or warrants outstanding.  We do have a Convertible Promissory Note outstanding, which is held by our significant shareholder and attorney, David M. Loev, which Convertible Note is described in greater detail above under “Certain Relationships and Related Transactions.”

SHARES AVAILABLE FOR FUTURE SALE

Future sales of substantial amounts of our Common Stock could adversely affect market prices prevailing from time to time, and could impair our ability to raise capital through the sale of equity securities.

Upon the date of this Prospectus, there are 3,232,500 shares of common stock issued and outstanding. Upon the effectiveness of this Registration Statement, 232,500 shares of common stock to be resold pursuant to this Prospectus will be eligible for immediate resale in the public market if and when any market for the common stock develops.  The remaining 3,000,000 shares of our currently issued and outstanding common stock which are not being registered pursuant to this Registration Statement will constitute “restricted securities” as that term is defined by Rule 144 of the Act and bear appropriate legends, restricting transferability.  The Company may also raise capital in the future by issued issuing additional restricted shares to investors.

Restricted securities may not be sold except pursuant to an effective registration statement filed by us or an applicable exemption from registration, including an exemption under Rule 144 promulgated under the Act.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As we are a “shell company” pursuant to Rule 144, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for a period of one year; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”

Assuming we cease to be a “shell company” and at least a year has past since we filed “Form 10 information” with the Commission, and we have made all required filings for the past one (1) year, of which there can be no assurance, under Rule 144, in the event we remain a non-reporting company, a person (or persons whose shares are aggregated) who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns shares within the definition of “restricted securities” under Rule 144 under the Securities Act that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least one year previously, is entitled to sell within any three-month period a number of shares that does not exceed 1% of the then outstanding Common Shares.  Sales by affiliates are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

If the Company should cease to be a “shell company” and should become a “reporting company,” as defined by the SEC, the conditions applicable to the resale of securities under Rule 144 are different.  If we become a reporting company, and are current in our filings for the previous one (1) year, a person (or persons whose shares are aggregated) who owns shares that were purchased from us (or any affiliate) at least six months previously, would be entitled to sell such shares without restrictions other than the availability of current public information about us.  A person who may be deemed our affiliate, who owns shares that were purchased from us (or any affiliate) at least six months previously would be entitled to sell his shares if he complies with the volume limitations, manner of sale provisions, public information requirements and notice requirements discussed above.  A person who is not deemed to have been our affiliate at any time during the 90 days preceding a sale, and who owns restricted securities that were purchased from us (or any affiliate) at least one year previously, would be entitled to sell such shares under Rule 144 without restrictions.

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

This Prospectus relates to the resale of 232,500 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

Selling Stockholders

Shareholder	Date Shares Acquired	Common Stock Beneficially Owned Before Resale	Amount Offered (Assuming all shares immediately sold)	Shares Beneficially Owned After Resale (2)

Akard, John*	June 2008	2,000	2,000	--
Atkinson, D. Ross & Carol Jo*	June 2008	5,000	5,000	--
Babajanov, Dan*	June 2008	5,000	5,000	--
Birmingham, Carey*	May 2008	5,000	5,000	--
Brousseau, Robert*	June 2008	5,000	5,000	--
Butler, Charlie*	June 2008	5,000	5,000	--
Cvijanovich, Mike*	June 2008	5,000	5,000	--
Frank, John*	June 2008	5,000	5,000	--
Granzyk, Steve*	June 2008	5,000	5,000	--
Heck, Thomas*	June 2008	5,000	5,000	--
Hedayati, Pejman*	June 2008	10,000	10,000	--
Hedavati, Poya*	June 2008	10,000	10,000	--
High, Trae*	June 2008	5,000	5,000	--
Inestroza, Gregory*	June 2008	30,000	30,000	--
Jacobs, Lawrence*	June 2008	5,000	5,000	--
Loev, Jennifer*(1)	June 2008	5,000	5,000	--
McAdams, James*(2)	June 2008	5,000	5,000	--
McAdams, Joe*(3)	May 2008	5,000	5,000	--
McAdams, Marcia*(4)	June 2008	3,000	3,000	--
Monroe, Manuela*	May 2008	5,000	5,000	--
Morgan, Patricia*(5)	June 2008	5,000	5,000	--
Moscato, Christopher*	June 2008	10,000	10,000	--
Moscato, Robert*	June 2008	10,000	10,000	--
Neal, Steven	June 2008	2,000	2,000	--
O’Brien, James*	June 2008	5,000	5,000	--
Pettengill, Michele*	June 2008	3,000	3,000	--
Race, Damon*	June 2008	5,000	5,000	--
Schwartz, Bill*	May 2008	5,000	5,000	--
Smith, Ernest*	May 2008	20,000	20,000	--
Smith, Geraldine*	June 2008	7,500	7,500	--
Stone, Selma*	May 2008	5,000	5,000	--
Tudor, Derek and Sue*	June 2008	10,000	10,000	--
Weiss, Steven*	June 2008	10,000	10,000	--
Yount, Harold, Jr.*	June 2008	5,000	5,000	--

	TOTALS	232,500	232,500

* Purchased shares of common stock at $0.10 per share.

(1) The sister of our counsel, David M. Loev, who is the manager of The Loev Law Firm, PC and beneficial owner of 1,500,000 shares of our common stock.

(2) The uncle of Kevin McAdams, the husband of our sole officer and Director, MaryAnne McAdams.

(3) The father of Kevin McAdams, the husband of our sole officer and Director, MaryAnne McAdams.

(4) The mother of Kevin McAdams, the husband of our sole officer and Director, MaryAnne McAdams.

(5) The mother of our sole officer and Director, MaryAnne McAdams.

Upon the effectiveness of this Registration Statement, the 3,000,000 outstanding shares of common stock not registered herein, will be subject to the resale provisions of Rule 144. The 232,500 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods, without limitation:

o	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o	an exchange distribution in accordance with the rules of the applicable exchange;

o	privately-negotiated transactions;

o	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

o	a combination of any such methods of sale; and

o	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

We currently lack a public market for our common stock. Selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTC Bulletin Board, at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

We have advised the Selling Security Holders that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. The Selling Security Holders have agreed that neither them nor their agents will bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our Common Stock while they are distributing shares covered by this prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock and the Company’s common stock have never been quoted on any market or exchange. We have no outstanding shares of Preferred Stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered. As of August 15, 2008, there were 3,232,500 shares of common stock outstanding, held by approximately 36 shareholders of record.

ADDITIONAL INFORMATION

Our fiscal year ends on January 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by The Loev Law Firm, PC, Bellaire, Texas.  David M. Loev, the manager of The Loev Law Firm, PC, beneficially owns 1,500,000 shares of the Company’s common stock (the “Loev Securities”) and the Convertible Promissory Note described above.  Mr. Loev is considered a “control person” of the Company, as described above.  Other than the Loev Securities and the Convertible Note, neither Mr. Loev nor The Loev Law Firm, PC holds any other interest in the Company.

FINANCIAL STATEMENTS

The Financial Statements required by Item 310 of Regulation S-B are stated in U.S. dollars and are prepared in accordance with U.S. Generally Accepted Accounting Principles. The following financial statements pertaining to RX Scripted, Inc. are filed as part of this Prospectus.

Table of Contents to Financial Statements

Unaudited Financial Statements:	Page

Balance Sheet as of April 30, 2008	F-1
Statements of Operations for the three months ended April 30, 2008 and 2007 and the period from December 30, 2004 (inception) to April 30, 2008	F-2
Statements of Cash Flows for the three months ended April 30, 2008 and 2007 and the period from December 30, 2004 (inception) to April 30, 2008	F-3
N Notes to Financial Statements	F-4

Audited Financial Statements

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Balance Sheet
(Unaudited)

April 30, 2008

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$131
Prepaid and other assets	30,000

TOTAL ASSETS	$30,131

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,130
Accrued interest - related party	1,565
Advances from related parties	2,950
Note payable - related party	44,500

TOTAL LIABILITIES	53,145

STOCKHOLDERS' DEFICIT
Preferred stock, .001 no par value: 10,000,000 authorized	-
Common stock, .001 par value, 100,000,000 authorized,
3,000 shares issued and outstanding	3,000
Deficit accumulated during development stage	(26,014)

TOTAL STOCKHOLDERS' DEFICIT	(23,014)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$30,131

See notes to the financial statements.

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
( A Development Stage Company)
Statements of Operations
For the Three Months Ended April 30, 2008, April 30, 2007,
and the Period from December 30, 2004 (Inception) to April 30, 2008
(Unaudited)

	Three Months Ended April 30,		December 30, 2004 (Inception) to April 30,
	2008	2007	2008

REVENUES
Services	$-	$-	$29,517

EXPENSES
Selling, general and administrative	9,569	1,957	53,836

LOSS FROM OPERATIONS	(9,569)	(1,957)	(24,319)

OTHER INCOME (EXPENSE)
Interest expense	(668)	-	(1,695)

NET LOSS	$(10,237)	$(1,957)	$(26,014)

LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMER OF SHARES OUTSTANDING	3,000,000	1,000,000

See notes to the financial statements.

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Statements of Cash Flows
For the Three Months Ended April 30, 2008 and 2007
and the Period from December 30, 2004 (Inception) to April 30, 2008
(Unaudited)

	Three Months Ended April 30,		Inception through April 30,
	2008	2007	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,237)	$(1,957)	$(26,014)
Adjustments to reconcile net loss to net
cash from operating activities:
Share-based compensation	-	-	2,000
Changes in operating assets and liabilities:
Prepaid and other assets	3,611	-	(30,000)
Accounts payable and accrued expenses	4,798	-	5,695
NET CASH USED IN OPERATING ACTIVITIES	(1,828)	(1,957)	(48,319)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of member units			1,000
Proceeds of shareholder loans	-	956	2,950
Proceeds of note payable - related party	-	-	44,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	-	956	48,450

NET INCREASE (DECREASE) IN CASH	(1,828)	(1,001)	131
CASH AT BEGINNING OF PERIOD	1,959	1,113	-
CASH AT END OF PERIOD	$131	$112	$131

SUPPLEMENTAL DISCLOSURES
CASH PAID FOR:
Interest	$-	$-	$-
Income Taxes	-	-	-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Recapitalization	$-	$-	$1,000

See notes to the financial statements.

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Notes to Financial Statements

1.	Basis of Presentation

The accompanying unaudited interim financial statements of RX Scripted, LLC have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this prospectus.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.  Notes to the financial statements that would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year as reported elsewhere in this prospectus have been omitted.

Accounting Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. The actual results could differ from those estimates.

2.	Going-Concern

RX Scripted’s financial statements are prepared using United States generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  RX Scripted has incurred cumulative operating losses through April 30, 2008 of $26,014 and has a working capital deficit at April 30, 2008 of $23,014.

Revenues have not been sufficient to cover its operating costs and to allow it to continue as a going concern.  The potential proceeds from the sale of common stock and other contemplated debt and equity financing, and increases in operating revenues from new development and business acquisitions would enable RX Scripted to continue as a going concern.  There can be no assurance that RX Scripted can or will be able to complete any debt or equity financing.  RX Scripted’s financial statements do no include any adjustments that might result form the outcome of this uncertainty.

3.	Debt – Related Parties

RX Scripted’s advances of $2,950 from a shareholder due not bear interest.

RX Scripted’s short-term debt of $14,500 was borrowed from a relative of the sole Director in 2007. The advances bear interest at 4% per annum and the loan matures on December 31, 2008.  There have been no repayments since inception.

RX Scripted issued a convertible promissory note for $30,000 effective September 18, 2007 for legal work to be performed.  The attorney from the law firm is a significant shareholder of RX Scripted.  The note bears interest at 7% per annum and matures on October 31, 2008.  Any past due amounts bear interest at 15% per annum.  If not paid in full by October 31, 2008, the note and any unpaid and accrued interest is convertible at the option of the noteholder into common shares of RX Scripted at a conversion price of $0.10 per share.

4.	Subsequent Events

From May 1, 2008 to July 15, 2008, the Company sold a total of 232,500 shares of common stock for an aggregate of $23,250 to certain investors through a Private Placement Memorandum offering.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
 RX Scripted, Inc.
 Holly Springs, North Carolina

We have audited the accompanying balance sheets of RX Scripted, Inc. as of January 31, 2008 and 2007  and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended January 31, 2008 and 2007 and the period from December 30, 2004 (inception) to January 31, 2008.  These financial statements are the responsibility of RX Scripted’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RX Scripted, Inc. as of January 31, 2008 and 2007 and the results of its operations and its cash flows for the years ended January 31, 2008 and 2007 and the period from December 30, 2004 (inception) to January 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that RX Scripted, Inc. will continue as a going concern. As discussed in Note 2 to the financial statements, RX Scripted has operating losses since inception which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

May 9, 2008

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Balance Sheets
As of January 31, 2008 and 2007

ASSETS	2008	2007

CURRENT ASSETS
Cash and cash equivalents	$1,959	$1,113
Prepaid and other assets	33,611	-

TOTAL ASSETS	$35,570	$1,113

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accrued interest - related parties	$897	$2,139
Advances from related parties	2,950	-
Notes payable - related parties	44,500	-

TOTAL LIABILITIES	48,347	2,139

STOCKHOLDERS' DEFICIT
Member's deficit	-	(1,026)
Preferred stock, $0.001 no par value: 10,000,000 authorized, none outstanding	-	-
Common stock, $0.001 par value, 100,000,000 authorized, 3,000,000 shares issued and outstanding	3,000	-
Deficit accumulated during development stage	(15,777)	-

TOTAL STOCKHOLDERS' DEFICIT	(12,777)	(1,026)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$35,570	$1,113

See notes to financial statements.

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Statements of Operations
For the Years Ended January 31, 2008 and 2007
and the Period from December 30, 2004 (Inception) to January 31, 2008

	Year Ended January 31,		Inception Through January 31,
	2008	2007	2008

REVENUES
Services	$–	$5,705	$29,517

EXPENSES
Selling, general and administrative	12,854	7,475	44,267

LOSS FROM OPERATIONS	(12,854)	(1,770)	(14,750)

OTHER INCOME (EXPENSE)
Interest expense	(897)	(130)	(1,027)

NET LOSS	$(13,751)	$(1,900)	$(15,777)

LOSS PER SHARE	$(0.01)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	1,734,247	1,500,000

See notes to financial statements.

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Statements of Stockholders’ Equity (Deficit)
For the Period from December 30, 2004 (Inception) to January 31, 2008

	Member’s	Common Stock		Additional Paid-in	Deficit Accumulated During Development
	Equity	Shares	Amount	Capital	Stage	Total

Member contribution	$500					$500
Net loss	(110)					(110)
Balance at January 31, 2005	390	–	$–	$–	$–	390

Member contribution	500					500
Net loss	(16)					(16)
Balance at January 31, 2006	874	–	–	–	–	874

Net loss	(1,900)					(1,900)
Balance at January 31, 2007	(1,026)	–	–	–	–	(1,026)

Recapitalization	1,026	1,500,000	1,500		(2,026)	500
Shares issued for services		1,500,000	1,500			1,500
Net loss					(13,751)	(13,751)
Balance at January 31, 2008	$–	3,000,000	$3,000	$–	$(15,777)	$(12,777)

See notes to financial statements.

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Statements of Cash Flows
For the Years Ended January 31, 2008 and 2007
and the Period from December 30, 2004 (Inception) to January 31, 2008

	Year Ended January 31,		Inception Through January 31,
	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(13,751)	$(1,900)	$(15,777)
Adjustments to reconcile net loss to net cash from operating activities:
Shared-based compensation	2,000	–	2,000
Changes in operating assets and liabilities:
Accounts receivable	–	800	–
Prepaid and other assets	(3,611)	–	(3,611)
Accounts payable and accrued expenses	(1,242)	1,167	897
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(16,604)	67	(16,491)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of shareholder loans	2,950	–	2,950
Proceeds of note payable - related party	14,500	–	14,500
Proceeds from sale of member units	–	–	1,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	17,450	–	18,450

NET INCREASE IN CASH	846	67	1,959

CASH AT BEGINNING OF PERIOD	1,113	1,046	–

CASH AT END OF PERIOD	$1,959	$1,113	$1,959

SUPPLEMENTAL DISCLOSURES
CASH PAID FOR:
Interest	$–	$–	$–
Income Taxes	–	–	–

NONCASH INVESTING AND FINANCING ACTIVITIES:
Issuance of note payable to related party for prepaid legal fees	$30,000	$–	$30,000

See notes to financial statements.

RX Scripted, Inc.
(Formerly RX Scripted, LLC)
(A Development Stage Company)
Notes to Financial Statements

1.	Organization and Significant Accounting Policies

Organization – RX Scripted, LLC was formed on December 30, 2004 as a North Carolina limited liability company and converted to a Delaware C Corporation as RX Scripted, Inc. on December 5, 2007.  RX Scripted is an event planning consulting company which plans and executes medical meetings and educational programs for nurses, physicians, pharmacists and other health care professionals.  RX Scripted offers a variety of event planning services based on its customers’ individual program needs.

Basis of Presentation – The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.

Accounting Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes.  The actual results could differ from those estimates.

Cash and Cash Equivalents – RX Scripted considers all highly liquid investments with original maturities of three months or less from time of purchase to be cash equivalents.

Income Taxes – Income taxes are accounted for under the liability method.  Deferred tax assets and liabilities are recognized when items of income and expense are recognized in the financial statements in different periods than when recognized in the tax return.  Deferred tax assets arise when expenses are recognized in the financial statements before the tax returns or when income items are recognized in the tax return prior to the financial statements.  Deferred tax assets also arise when operating losses or tax credits are available to offset tax payments due in future years.  Deferred tax liabilities arise when income items are recognized in the financial statements before the tax returns or when expenses are recognized in the tax return prior to the financial statements.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Fair Value of Financial Instruments – The following methods and assumptions were used to estimate the fair values for each class of financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between two willing parties.  The carrying amounts of cash, cash equivalents, accounts receivable, accounts payable approximate fair value due to the short-term nature or maturity of the instruments.

Earnings Per Share – Basic Earnings per share equals net earnings divided be weighted average shares outstanding during the year.  Diluted earnings per share include the impact on dilution from all contingently issuable shares, including options, warrants and convertible securities. As of January 31, 2008 RX Scripted did not have any outstanding contingently issuable shares.

Revenue Recognition – Revenue from contracts for consulting services with fees based on time and materials or cost-plus are recognized as the services are performed and amounts are earned in accordance with the Securities Exchange Commission (the “SEC”) Staff Accounting Bulletin (“SAB”) No. 101, “Revenue Recognition in Financial Statements”, as amended by SAB No. 104 “Revenue Recognition”. The Company considers amounts to be earned once evidence of an arrangement has been obtained, services are delivered, fees are fixed or determinable, and collectability is reasonably assured. For contracts with fixed fees, the Company recognizes revenues as amounts become billable in accordance with contract terms, provided the billable amounts are not contingent, are consistent with the services delivered, and are earned.

Recently Issued Accounting Pronouncements – RX Scripted does not expect the adoption of recently issued accounting pronouncements to have a significant impact on RX Scripted’s results of operations, financial position or cash flows.

2.	Going-Concern

RX Scripted's financial statements are prepared using United States generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  RX Scripted has incurred cumulative operating losses through January 31, 2008 of $15,777 and has a working capital deficit at January 31, 2008 of $12,777.

Revenues have not been sufficient to cover its operating costs and to allow it to continue as a going concern.  The potential proceeds from the sale of common stock and other contemplated debt and equity financing, and increases in operating revenues from new development and business acquisitions would enable RX Scripted to continue as a going concern.  There can be no assurance that RX Scripted can or will be able to complete any debt or equity financing.  RX Scripted's financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3.	Debt – Related Parties

RX Scripted’s advances of $2,950 from a shareholder do not bear interest.

RX Scripted’s short-term debt of $14,500 was borrowed from a relative of the sole director in October 2007.  The advances bear interest at 4% per annum and the loan matures on December 31, 2008.  There have been no repayments since inception.

RX Scripted issued a convertible promissory note for $30,000 effective September 18, 2007 for legal work to be performed.  The attorney from the law firm is a significant shareholder of RX Scripted.  The note bears interest at 7% per annum and matures on October 31, 2008.  Any past due amounts bear interest at 15% per annum.  If not paid in full by October 31, 2008, the note and any unpaid and accrued interest is convertible at the option of the noteholder into common shares of RX Scripted at a conversion price of $0.10 per share.

4.	Commitments and Contingencies

RX Scripted may from time to time be involved with various litigation and claims that arise in the normal course of business. As of January 31, 2008, no such matters were outstanding.

5.	Equity

The member of the limited liability company contributed $500 in January 2005 and an additional $500 in January 2006.

All per share disclosures have been restated to reflect the recapitalization that occurred on December 5, 2007.  In connection with the recapitalization, the value of the 1,500,000 common shares issued exceeded the amounts previously contributed by $500.  This amount was recorded as compensation expense.

6.	Income Taxes

RX Scripted has incurred losses since inception.  Therefore, RX Scripted has no tax liability.  Additionally, there are limitations imposed by certain transactions which are deemed to be ownership changes.  The net deferred tax asset generated by the loss carryforward has been fully reserved.  The cumulative net operating loss carryforward is about $15,000 at January 31, 2008 and will expire in fiscal years 2025 through 2028.  At January 31, 2008, the deferred tax asset consisted of the following:

Deferred tax asset:
Net operating losses	$2,300
valuation allowance	(2,300)
Net deferred tax asset	$–

The change in the valuation allowance for the years ended January 31, 2008 and 2007 was $13,000 and $1,900, respectively.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$0.93
Attorney's fees and expenses	20,000.00	*
Accountant's fees and expenses	15,000.00	*
Transfer agent's and registrar fees and expenses	5,000.00	*
Printing and engraving expenses	1,000.00	*
Miscellaneous expenses	1,000.00	*

Total	$42,000.93	*

* Estimated

ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

See Indemnification of Directors and Officers above.

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES

In December 2007, in connection with and pursuant to the plan of conversion whereby we converted from a North Carolina limited liability company to a Nevada corporation, we issued MaryAnne McAdams, our sole officer and Director, an aggregate of 1,500,000 shares of our restricted common stock.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

In December 2007, we issued an aggregate of 1,500,000 restricted shares of our common stock to David M. Loev, our legal counsel, in consideration for services rendered.  We claim an exemption from registration afforded by Section 4(2) of the Act since the foregoing issuance did not involve a public offering, the recipient took the shares for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

From May 2008 to June 2008, the Company sold a total of 232,500 shares of common stock for an aggregate of $23,250 to certain investors through a Private Placement Memorandum offering.  The Company claims an exemption from registration afforded by Rule 506 of Regulation D under the Securities Act of 1933, as amended for the above sales.

In or around August 2008, the Company entered into a Transfer Agent Agreement with Island Capital Management, LLC, doing business as Island Stock Transfer (“Island”). Island agreed to serve as the Company’s transfer agent for the term of one year in consideration for $5,000 and 50,000 restricted shares of common stock. Neither the cash consideration nor the restricted shares have been issued to Island to date, and as such, the 50,000 shares payable to Island have not been included in the number of issued or outstanding shares disclosed throughout this Registration Statement. We will claim an exemption from registration afforded by Section 4(2) of the Act for the foregoing issuance, as the issuance will not involve a public offering, the recipient will take the shares for investment and not resale and we will take appropriate measures to restrict transfer.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1(1)	Revolving Credit Promissory Note with Kevin McAdams (December 12, 2007)

Exhibit 10.2(1)	Convertible Promissory Note with David M. Loev (March 11, 2008)

Exhibit 23.1*	Consent of GBH CPAs, PC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

*   Attached hereto.

(1)  Filed as Exhibits to the Company’s Registration Statement on Form S-1 filed with the Commission on July 22, 2008, and incorporated herein by reference.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a). If the registrant is relying on Rule 430B:

1.
Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b). If the registrant is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of  Holly Springs, North Carolina, on September 8 , 2008.

RX SCRIPTED, INC.

By: /s/ MaryAnne McAdams
MaryAnne McAdams
Chief Executive Officer
(Principal Executive Officer)
and
Chief Financial Officer
(Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

/s/ MaryAnne McAdams
MaryAnne McAdams
Chief Executive Officer
(Principal Executive Officer),
Chief Financial Officer
(Principal Accounting Officer),
Secretary, Treasurer,
and Director

September 8 , 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

Exhibit 3.1(1)	Articles of Incorporation

Exhibit 3.2(1)	Bylaws

Exhibit 5.1*	Opinion and consent of The Loev Law Firm, PC re: the legality of the shares being registered

Exhibit 10.1(1)	Revolving Credit Promissory Note with Kevin McAdams (December 12, 2007)

Exhibit 10.2(1)	Convertible Promissory Note with David M. Loev (March 11, 2008)

Exhibit 23.1*	Consent of GBH CPAs, PC

Exhibit 23.2*	Consent of The Loev Law Firm, PC (included in Exhibit 5.1)

*  Attached hereto.

(1)  Filed as Exhibits to the Company’s Registration Statement on Form S-1 filed with the Commission on July 22, 2008, and incorporated herein by reference.